UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2013
Date of Report (Date of earliest event reported)

AvWorks Aviation Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-27795	98-0427526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10778 NW 53 St Suite E Sunrise, Florida	33351
(Address of principal executive offices)	(Zip Code)

(954) 588-7205
Registrant’s telephone number, including area code

4700 Hiatus Road

Suite 252

Sunrise, Florida

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on August 1, 2013, the Board of Directors of AvWorks Aviation Corp., a Nevada corporation (the "Company"), accepted the resignation of Joel Young as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and a member of the Board of Directors. Simultaneously, the Board of Directors accepted the consent of Michael Zoyes, as a member of the Board of Directors, the President/Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer of the Company. Therefore, as of the date of this Current Report, the member of the Board of Directors is Michael Zoyes.

Mr. Young did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Biography

Michael G. Zoyes is 58 year old Business Executive with over three decades of starting and or growing businesses. Mr. Zoyes has a demonstrated proficiency in guiding small businesses through a growth period. He has been a Senior Consultant for Corporate Excellence Consulting for the past five years. He has also served as President, CEO and Director for Hi Score Corporation (HSCO.PNK) since 2010. Mr. Zoyes has a B.S. in Legal Science and is currently finishing up a Masters of Psychology from Kaplan University.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AvWorks Aviation Corp.
DATE: October 3, 2013	/s/Michael Zoyes________________ Name: Michael Zoyes Title: Chief Executive Officer